UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 4, 2013
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Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)
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Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨Œ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨Œ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨Œ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨Œ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2013, Anthony D. McDuffie agreed to serve as the Vice President, Chief Accounting Officer of Boyd Gaming Corporation (the “Company”). As the Vice President, Chief Accounting Officer, Mr. McDuffie will also serve as the Company's principal accounting officer.

Prior to being appointed Vice President, Chief Accounting Officer, Mr. McDuffie, 52, served as the Company's Director, Accounting Policy & Reporting, since October 2012. Mr. McDuffie previously served as Vice President, Finance and Controller of Pinnacle Airlines Corp. from October 2011 until September 2012. Prior to joining Pinnacle Airlines, Mr. McDuffie served as a financial accounting consultant to businesses in the manufacturing, health care and emergency air ambulance industries from May 2009 until October 2011.  Mr. McDuffie served as Controller and Chief Accounting Officer of Caesars Entertainment Corporation from November 2001 to May 2009.

Mr. McDuffie will be eligible to participate in the Company's annual incentive program, with a bonus target of 25% of his base annual salary, and in the Company's stock compensation program. Mr. McDuffie is receiving certain benefits and reimbursement of expenses associated with the relocation of his residence. Mr. McDuffie will continue to be eligible to participate in the Company's employee benefit plans and other arrangements that are generally available to similarly situated executive officers. Mr. McDuffie's salary, bonus and other compensation arrangements may be reviewed and modified from time to time by the Company's Compensation and Stock Option Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2013	Boyd Gaming Corporation

/s/ Josh Hirsberg
Josh Hirsberg
Senior Vice President, Chief Financial Officer and Treasurer